                                                                     Exhibit 4.9


================================================================================
                             GIANT INDUSTRIES, INC.

                                       AND

                            THE SUBSIDIARY GUARANTORS

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE



                                    INDENTURE

                         DATED AS OF __________________



                            PROVIDING FOR ISSUANCE OF
                                 NOTES IN SERIES





================================================================================

                        GIANT INDUSTRIES, INC. INDENTURE
                         DETAILED CROSS-REFERENCE TABLE

Trust Indenture Act                                                                          Indenture
        Section                                                                                Section
        -------                                                                                -------
  310 (a).................................................................................       7.10
      (b).................................................................................       7.08, 7.10
      (c).................................................................................       N.A.

  311 (a).................................................................................       7.03
      (b).................................................................................       7.03
      (c).................................................................................       7.03

  312 (a).................................................................................       2.10, 13.02
      (b).................................................................................       13.02
      (c).................................................................................       N.A.

  313 (a).................................................................................       7.06
      (b).................................................................................       7.06
      (c).................................................................................       7.05, 7.06

  314 (a).................................................................................       N.A.
      (b) (1).............................................................................       N.A.
      (b) (2).............................................................................       N.A.
      (c) (1).............................................................................       N.A.
      (c) (2).............................................................................       N.A.
      (c) (3).............................................................................       N.A.
      (d).................................................................................       N.A.
      (e).................................................................................       N.A.
      (f).................................................................................       N.A.

  315 (a).................................................................................       7.02
      (b).................................................................................       7.02
      (c).................................................................................       7.02
      (d).................................................................................       7.02
      (e).................................................................................       N.A.

  316 (a).................................................................................       N.A.
      (b).................................................................................       N.A.
      (c).................................................................................       13.02

  317 (a) (1).............................................................................       N.A.
      (a) (2).............................................................................       N.A.
      (b).................................................................................       N.A.

  318 (a).................................................................................       N.A.
      (b).................................................................................       N.A.
      (c).................................................................................       N.A.



                                TABLE OF CONTENTS

                                                                                                                     Page
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
ARTICLE I.            DEFINITIONS AND INCORPORATION BY REFERENCE.........................................             1

         Section 1.01.  Definitions......................................................................             1

         Section 1.02.  Rules of Construction............................................................             8

         Section 1.03.  Incorporation by Reference of the Trust Indenture Act............................             9

ARTICLE II.           THE NOTES..........................................................................             9

         Section 2.01.  Unlimited in Amount, Issuable in Series, Form and Dating.........................             9

         Section 2.02.  Execution, Authentication and Denominations......................................            12

         Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money
                           in Trust                                                                                  14

         Section 2.04.  Replacement Notes................................................................            15

         Section 2.05.  Outstanding Notes................................................................            15

         Section 2.06.  Temporary Notes..................................................................            16

         Section 2.07.  Cancellation.....................................................................            16

         Section 2.08.  CUSIP Numbers....................................................................            17

         Section 2.09.  Global Notes; Transfer and Exchange..............................................            17

         Section 2.10.  Noteholder Lists.................................................................            20

         Section 2.11.  Defaulted Interest...............................................................            21

         Section 2.12.  Computation of Interest..........................................................            21

ARTICLE III.          REDEMPTION.........................................................................            21

         Section 3.01.  Method and Effect of Redemption..................................................            21

         Section 3.02.  Exclusion of Certain Notes From Eligibility for Selection for Redemption.........            23

         Section 3.03.  Deposit of Redemption Price......................................................            23

ARTICLE IV.           COVENANTS..........................................................................            23

         Section 4.01.  Payment of Principal, Premium and Interest.......................................            23

         Section 4.02.  Offices for Payments, Etc........................................................            24

         Section 4.03.  Appointment to Fill a Vacancy in Office of Trustee...............................            24

         Section 4.04.  Paying Agents....................................................................            24

         Section 4.05.  Written Statement to Trustee.....................................................            25

         Section 4.06.  Calculation of Original Issue Discount...........................................            25

ARTICLE V.            CONSOLIDATION, MERGER, SALE OR CONVEYANCE..........................................            26

         Section 5.01.  Company May Consolidate, Merge, Etc., on Certain Terms...........................            26

         Section 5.02.  Successor Company Substituted....................................................            26

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
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         Section 5.03.  Opinion of Counsel to Trustee....................................................            26

ARTICLE VI.           DEFAULT AND REMEDIES...............................................................            27

         Section 6.01.  Events of Default................................................................            27

         Section 6.02.  Acceleration.....................................................................            28

         Section 6.03.  Other Remedies...................................................................            30

         Section 6.04.  Waiver of Past Defaults..........................................................            30

         Section 6.05.  Control by Majority..............................................................            30

         Section 6.06.  Limitation on Suits..............................................................            30

         Section 6.07.  Rights of Holders to Receive Payment.............................................            31

         Section 6.08.  Collection Suit by Trustee.......................................................            31

         Section 6.09.  Trustee May File Proofs of Claim.................................................            31

         Section 6.10.  Priorities.......................................................................            32

         Section 6.11.  Restoration of Rights and Remedies...............................................            32

         Section 6.12.  Undertaking for Costs............................................................            33

         Section 6.13.  Rights and Remedies Cumulative...................................................            33

         Section 6.14.  Delay or Omission Not Waiver.....................................................            33

         Section 6.15.  Waiver of Stay, Extension or Usury Laws..........................................            33

ARTICLE VII.          THE TRUSTEE........................................................................            34

         Section 7.01.  General..........................................................................            34

         Section 7.02.  Certain Rights of Trustee........................................................            34

         Section 7.03.  Individual Rights of Trustee.....................................................            35

         Section 7.04.  Trustee's Disclaimer.............................................................            36

         Section 7.05.  Notice of Default................................................................            36

         Section 7.06.  Reports by Trustee to Holders....................................................            36

         Section 7.07.  Compensation and Indemnity.......................................................            37

         Section 7.08.  Replacement of Trustee...........................................................            37

         Section 7.09.  Successor Trustee by Merger......................................................            39

         Section 7.10.  Eligibility......................................................................            39

         Section 7.11.  Money Held in Trust..............................................................            39

ARTICLE VIII.         DEFEASANCE AND DISCHARGE...........................................................            39

         Section 8.01.  Discharge of Company's Obligations...............................................            39

         Section 8.02.  Legal Defeasance.................................................................            40

         Section 8.03.  Covenant Defeasance..............................................................            41

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
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         Section 8.04.  Application of Trust Money.......................................................            41

         Section 8.05.  Repayment to Company.............................................................            41

         Section 8.06.  Reinstatement....................................................................            42

ARTICLE IX.           SUPPLEMENTAL INDENTURES............................................................            42

         Section 9.01.  Supplemental Indentures Without Consent of Holders...............................            42

         Section 9.02.  Supplemental Indentures with Consent of Holders..................................            44

         Section 9.03.  Execution of Supplemental Indentures.............................................            45

         Section 9.04.  Effect of Supplemental Indentures................................................            45

         Section 9.05.  Conformity with Trust Indenture Act..............................................            46

         Section 9.06.  Reference in Notes to Supplemental Indentures....................................            46

ARTICLE X.            SINKING FUNDS......................................................................            46

         Section 10.01. Applicability of Article.........................................................            46

         Section 10.02. Satisfaction of Sinking Fund Payments with Notes.................................            46

         Section 10.03. Redemption of Notes for Sinking Fund.............................................            46

ARTICLE XI.           SUBORDINATION OF NOTES.............................................................            47

         Section 11.01. Applicability of Article; Agreement to Subordinate Notes to Senior Indebtedness..            47

         Section 11.02. No Payment on Subordinated Notes in Certain Circumstances........................            47

         Section 11.03. Subordinated Notes Subordinated to Prior Payment of All Senior Indebtedness on
                         Dissolution, Liquidation or Reorganization of the Company                                   49

         Section 11.04. Holders of Subordinated Notes to be Subrogated to Rights of Holders of Senior
                         Indebtedness                                                                                50

         Section 11.05. Obligations of the Company Unconditional.........................................            50

         Section 11.06. Entitled to Assume Payments Not Prohibited in Absence of Notice..................            51

         Section 11.07. Application by Trustee of Assets Deposited With It...............................            51

         Section 11.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or
                         Holders of Senior Indebtedness                                                              51

         Section 11.09. Holders Authorize Trustee to Effectuate Subordination of Subordinated Notes......            52

         Section 11.10. Right of Trustee to Hold Senior Indebtedness.....................................            52

         Section 11.11. Article Eleven Not to Prevent Events of Default..................................            52

         Section 11.12. Payment..........................................................................            52

         Section 11.13. Trustee Not Fiduciary for Holders of Senior Indebtedness.........................            53

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ARTICLE XII.          SUBSIDIARY GUARANTEES..............................................................            53

         Section 12.01. Unconditional Guarantees.........................................................            53

         Section 12.02. Execution and Delivery of Guarantees.............................................            54

         Section 12.03. Limitation of Guarantor's Liability..............................................            55

         Section 12.04. Subordination of Guarantees......................................................            55

ARTICLE XIII.         MISCELLANEOUS......................................................................            55

         Section 13.01. Trust Indenture Act of 1939......................................................            55

         Section 13.02. Noteholder Communications; Noteholder Actions....................................            55

         Section 13.03. Notices..........................................................................            56

         Section 13.04. Certificate and Opinion as to Conditions Precedent...............................            57

         Section 13.05. Statements Required in Certificate or Opinion....................................            58

         Section 13.06. Payment Date Other Than a Business Day...........................................            58

         Section 13.07. Governing Law; Waiver of Jury Trial..............................................            58

         Section 13.08. No Adverse Interpretation of Other Agreements....................................            58

         Section 13.09. Successors.......................................................................            58

         Section 13.10. Duplicate Originals..............................................................            58

         Section 13.11. Separability.....................................................................            59

         Section 13.12. Table of Contents and Headings...................................................            59

         Section 13.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders...            59

EXHIBIT

         EXHIBIT A - DTC Legend..........................................................................           A-1

      INDENTURE, dated as of _______________, among Giant Industries, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors listed as signatories hereto, and The Bank of New York, a New York banking corporation, as Trustee ("Trustee").

                                    RECITALS

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior or subordinated debentures, notes or other evidences of indebtedness, which may be convertible into or exchangeable for any securities of any person (including the Company), and which may be guaranteed by the Subsidiary Guarantors, to be issued in one or more series (the "Notes"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

      All things necessary to make this Indenture a valid, legal and binding agreement of the Company and each of the Subsidiary Guarantors, in accordance with its terms, have been done.

      This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

      For and in consideration of the premises and the purchase from time to time of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01 Definitions.

      "Act" has the meaning assigned to such term in Section 13.02(b).

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or Authenticating Agent.

      "Agent Member" means a member of, or a participant in, the Depositary.

      "Authenticating Agent" refers to a Person engaged to authenticate the Notes instead of the Trustee.

      "Bankruptcy Default" has the meaning assigned to such term in Section 6.01(h).

      "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

      "Certificated Note" means a Note in fully-registered certificated form without interest coupons.

      "Commission" means the Securities and Exchange Commission.

      "Company" means Giant Industries, Inc., a Delaware corporation, or any successor obligor under the Indenture and the Notes pursuant to Article V.

      "Company Order" means a written request or order signed in the name of the Company by two Officers of the Company or by an Officer and the controller, treasurer, an assistant treasurer, the secretary or an assistant secretary, and delivered to the Trustee in respect of the series of Notes to which the Company Order shall relate. A Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

      "Corporate Trust Office" means the office of the Trustee, the Registrar and any Paying Agent, the principal corporate trust office at which at any particular time such respective entity's corporate trust business shall be administered, which at the date of the Indenture is located at 101 Barclay Street, 8 West, New York, New York 10286.

      "Credit Agreements" means the Company's Second Amended and Restated Credit Agreement dated as of May 14, 2002, among the Company, Bank of America, N. A., as Administrative Agent and as Letter of Credit Bank, and the lenders party thereto, as amended, and the Company's Loan Agreement, dated as of May 14, 2002, by and among Giant Yorktown, Inc., as Borrower, Wells Fargo Bank Nevada, National Association, as Collateral Agent, and the persons listed therein as lenders, as amended.

      "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

      "Depositary" means with respect to the Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, "Depositary" as used with respect to the Notes of any series shall mean the Depositary with respect to the Notes of such series. The initial Depositary shall be DTC.

      "Designated Senior Indebtedness" means (1) any Senior Indebtedness of the Company and/or any Subsidiary Guarantor permitted under this Indenture, the original principal amount of which is $20 million or more and that has been designated by the Company or such Subsidiary Guarantor as "Designated Senior Indebtedness" and (2) the Indebtedness and/or other obligations under the Credit Agreements.

      "DTC" means The Depository Trust Company, a New York corporation, and its successors.

      "DTC Legend" means the legend set forth in Exhibit A.

      "Event of Default" has the meaning assigned to such term in Section 6.01 hereof.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules of and regulations of the SEC thereunder.

      "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

      "Global Note" means a Note in registered global form without interest coupons.

      "Guarantees" means, with respect to the Notes of any series, the guarantees with respect to the Notes of such series by a Subsidiary Guarantor pursuant to Article XII or a supplemental indenture thereto.

      "Guarantor Obligations" has the meaning assigned to such term in Section 12.01.

      "Holder" or "Noteholder" means the registered holder of any Note.

      "Indebtedness" has, for any series of Notes issued or outstanding hereunder, the meaning assigned to such term pursuant to a Board Resolution or an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series pursuant to Section 2.01.

      "Indenture" means this indenture, as amended, supplemented or restated from time to time and shall include the terms of the or those particular series of Notes established as contemplated by Section 2.01 and the particular Guarantees, if any, established as contemplated by Section 12.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Notes for which a Person is Trustee, this instrument as originally executed or as it may from time to time be amended, supplemented or restated by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of the or those particular series of Notes for which such Person is Trustee established as contemplated by Section 2.01, exclusive, however, of any provisions or terms which relate solely to other series of Notes for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

      "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(i) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding, relative to such Person, as such, or its assets, or (ii) any liquidation, dissolution, reorganization proceeding or winding up of such Person (other than any reincorporation of such Person in another jurisdiction), whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      "Interest", when used with respect to an Original Issue Discount Note that by its terms bears interest only after maturity, means interest payable after maturity.

      "Interest Payment Date" means, for any series of Notes issued and outstanding hereunder, the date or dates in each year on which any interest on such series is due and payable.

      "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

      "Notes" has the meaning assigned to such term in the recitals hereof and more particularly means any Notes authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Notes" with respect to the series as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.

      "Officer" means the president or chief executive officer, any vice president, the chief financial officer, the chief accounting officer, the controller, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company or any Subsidiary Guarantor, as the case may be.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by two officers, one of which must be the principal executive, principal financial or principal accounting officer.

      "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or any Subsidiary Guarantor. Each opinion shall include the statements provided for in Section 13.05 hereof.

      "Original Issue Discount Note" means any Note that provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

      "Payment Blockage Period" has the meaning assigned to such term in Section 11.02.

      "Payment Default" has the meaning assigned to such term in Section 11.02.

      "Payment Notice" has the meaning assigned to such term in Section 11.02.

      "Paying Agent" has the meaning assigned to such term in Section 2.03(a) hereof.

      "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Post-Commencement Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing, or governing any Senior Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

      "Principal" of any indebtedness means the principal amount of such indebtedness (or if such indebtedness was issued with original issue discount, the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness), together with, unless the context otherwise indicates, any premium then payable on such indebtedness.

      "Redemption Price" has the meaning assigned to such term in Section 3.01(b)(ii).

      "Register" has the meaning assigned to such term in Section 2.03(a) hereof.

      "Registrar" has the meaning assigned to such term in Section 2.03(a) hereof.

      "Regular Record Date" means, for the interest payable on any Interest Payment Date in respect of any series of Notes, except as provided in, or pursuant to, Board Resolution and/or supplemental indenture (if any) relating thereto, the day (whether or not a Business Day) that is fifteen days preceding the applicable Interest Payment Date.

      "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      "Senior Indebtedness" has, for any series of Notes issued or outstanding hereunder, the meaning assigned to such term pursuant to a Board Resolution or an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series pursuant to Section 2.01.

      "Special Record Date" has the meaning assigned to such term in Section
2.11 hereof.

      "Stated Maturity" means with respect to any indebtedness, the date specified as the fixed date on which the final installment of principal of such indebtedness is due and payable.

      "Subordinated Notes" has the meaning assigned to such term in Section
11.01 hereof.

      "Subordinated Securities" means, with respect to Subordinated Notes, securities of the Company or any Subsidiary Guarantor that are subordinated at least to the same extent as the Subordinated Notes or Guarantees, respectively, to Senior Indebtedness of the Company and such Subsidiary Guarantor and to any securities that are issued in exchange for any such Senior Indebtedness.

      A "subsidiary" of any Person means (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (3) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For purposes of the foregoing definition, an arrangement by which a Person who owns an interest in an oil and gas property is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farm-out agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, in and of itself, cause such Person to be considered a Subsidiary.

      "Subsidiary" means any subsidiary of the Company.

      "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries in existence on the date of this Indenture, except for Navajo Convenient Stores Co., LLC, (ii) each of the Subsidiaries that becomes a guarantor of the Notes in compliance with the provisions of this Indenture and (iii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture; and their respective successors and assigns until released from their obligations under their Guarantee in accordance with the Indenture.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect on the date this Indenture is originally executed.

      "Trustee" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article VII. If at any time there is more than one Person acting as Trustee hereunder, "Trustee" as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

      "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Company's Board of Directors, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Company's Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of the Company or any other Restricted Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

      The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (1) provide credit support for, or subject any of its property or assets, other than the capital stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, or (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary.

      "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

      Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,


            (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (2) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

            (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

            (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

            (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

            (6) a term has the meaning assigned to it;

            (7) "or" is not exclusive;

            (8) words in the singular include the plural, and words in the plural include the singular;

            (9) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders; and

            (10) provisions apply to successive events and transactions.

      Section 1.03. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

            (1) "indenture securities" means the Notes.

            (2) "indenture securityholder" means a Noteholder.

            (3) "indenture to be qualified" means this Indenture.

            (4) "indenture trustee" or "institutional trustee" means the Trustee.

            (5) "obligor" on the Notes means the Company and any successor obligor on the Notes.

      All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

                                   ARTICLE II
                                    THE NOTES

      Section 2.01. Unlimited in Amount, Issuable in Series, Form and Dating. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. The Notes may be subordinated in right of payment to Senior Indebtedness as provided in Article XI. There shall be established in or pursuant to a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series, any or all of the following, as applicable:

            (a) the title and series designation of the Notes of the series (which shall distinguish the Notes of the series from all other series of Notes);

            (b) any limit upon the aggregate principal amount of Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to this Article II);

            (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Notes of the series will be issued;

            (d) the date or dates on which the principal of the Notes of the series is payable or the manner in which such date or dates are determined;

            (e) the rate or rates that may be fixed or variable at which the Notes of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates for the Notes of the series and the Regular Record Dates for the determination of Holders to whom interest is payable and the basis upon which interest shall be calculated, if other than on the basis of a 360-day year of twelve, 30-day months;

            (f) the place or places where the principal of, premium, if any, and any interest, if any, on Notes of the series shall be payable or the method of such payment, if by wire transfer, mail or by other means; and the place or places where notices or demands to or upon the Company in respect of the Notes of the series and this Indenture may be served, if, in each case, other than as provided herein;

            (g) the obligation or right, if any, of the Company to redeem, purchase or repay Notes of the series, in whole or in part, pursuant to any redemption, any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period and periods within which and the terms and conditions upon which Notes of the series may or shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or right;

            (h) the date or dates, if any, on which, and the price or prices at which, the Notes of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

            (i) if other than the Trustee, the identity of the trustee, Registrar and/or Paying Agent and, if applicable, the Authentication Agent for the Notes of that series;

            (j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Notes of the series shall be issuable;

            (k) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section
      6.02 hereof or the method by which such portion shall be determined;

            (l) any addition to, change in, or deletion from the covenants set forth in Articles IV or V or the discharge and defeasance provisions set forth in Article VIII that applies to Notes of the series;

            (m) any addition to, changes in or deletion from the Events of Default with respect to the Notes of a particular series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

            (n) whether the amount of payment of principal of (and premium, if any, on) or interest, if any, on the Notes of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices, or other indices), and the manner in which such amounts shall be determined;

            (o) the terms and conditions of any warrants that may be offered by the Company in connection with Notes of any series;

            (p) the forms of the Notes of the series and whether the Notes will be issuable, in whole or in part, as Global Notes;

            (q) the terms and conditions, if any, upon which such Global Note or Notes may be exchanged in whole or in part for other individual Notes, and the Depositary for such Global Note and Notes, if other than as set forth herein;

            (r) the provisions, if any, relating to any security provided for the Notes of the series;

            (s) the terms and conditions, if any, upon which additional interest or amounts may be payable with respect to Notes of any series;

            (t) the terms and conditions, if any, upon which the Notes of the series shall be exchanged for or converted into other securities of the Company or securities of another Person;

            (u) any depositories, interest rate calculation agents or other agents with respect to Notes of such series if other than those appointed herein;

            (v) whether the Notes of such series are subject to subordination and any modification of, addition to or provision in lieu of any of the provisions of Article XI hereof, and whether such Notes rank as senior Subordinated Notes or Subordinated Notes or any combination thereof;

            (w) whether payment of any amounts due on the Notes will be guaranteed by one of more guarantors, including Subsidiary Guarantors;

            (x) any terms and conditions of the Guarantees that differ from those described herein;

            (y) the securities exchange or quotation system, if any, upon which Notes of any series will be listed or quoted and any CUSIP number, if any; and

            (z) any other terms of the series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

      All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers' Certificate or in any such indenture supplemental hereto in each case, with appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. Not all Notes of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuance of additional Notes of such series. Notes may differ between series in respect of any matters, provided that all series of Notes shall be equally and ratably entitled to the benefits of this Indenture.

      The principal of, premium, if any, and any interest on the Notes shall be payable at the office or agency of the Company designated in the form of Note for the series (if other than the office or agency designated in Section 4.02 hereof); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register of Notes referred to in Section 2.03 hereof or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear on the Register.

      Each Note shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers' Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Note to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, Officers' Certificate or supplemental indenture hereto, the Company shall deliver to the Trustee the Board Resolution, Officers' Certificate or supplemental indenture hereto by or pursuant to which such form of Note has been approved, which Board Resolution, Officers' Certificate or supplemental indenture hereto shall have attached thereto a true and correct copy of the form of Note that has been approved by or pursuant thereto.

      The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

      Section 2.02. Execution, Authentication and Denominations. The Notes shall be executed for the Company by two Officers by facsimile or manual signature in the name and on behalf of the Company. Such signatures may be the manual or facsimile signatures of such Officers. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

            (a) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as follows:

      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes issued under the within-mentioned Indenture.

                                             [Trustee], as Trustee

                                    By: _________________________________
                                                    Authorized Signatory

         Dated: _____________

            (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee, together with a Company Order for the authentication and delivery of such Notes. The Company Order may provide that the Notes that are the subject thereof shall be authenticated and delivered by the Trustee upon the written order of Persons designated in the Company Order, and that such Persons are authorized to specify the terms and conditions of such Notes, to the extent permitted by the Board Resolutions, Officers' Certificate and/or supplemental indenture (if any) relating thereto. If not all the Notes of any series are to be issued at one time and if the Board Resolution, Officers' Certificate or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Notes and determination of the terms of particular Notes of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue. The Trustee shall execute and deliver the supplemental indenture (if any) relating to the Notes and the Trustee shall authenticate and deliver the Notes as specified in such Company Order; provided that, prior to authentication and delivery of the first Notes of any Series, the Trustee shall have received:

                  (1) a copy of the Board Resolutions or Officers' Certificate, with a copy of (i) the form of Note approved thereby and (ii) with respect to an Officers' Certificate, the Board Resolution approving such series, attached thereto, or a supplemental indenture in respect of the issuance of the Notes of the series, executed on behalf of the Company;

                  (2) an Officers' Certificate to the effect that the Notes of such series comply or will comply with the requirements of this Indenture and the Board Resolutions, Officer's Certificate and/or supplemental indenture (if any);

                  (3) an Opinion of Counsel: (i) to the effect that (A) the
            Notes of such series, the Board Resolutions, Officers' Certificate and/or the supplemental indenture (if any) relating thereto comply or will comply with the requirements of this Indenture, and (B) the Notes of such series, when authenticated and delivered by the Trustee in accordance with the said Company Order, will constitute valid, legal and binding obligations of the Company enforceable in accordance with their terms and will be entitled to the benefits of the Indenture, subject to (x) bankruptcy and other laws affecting creditors' rights generally as in effect from time to time, (y) limitations of generally applicable equitable principles and (z) other exceptions acceptable to the Trustee and its counsel; and (ii) relating to such other matters as may reasonably be requested by the Trustee or its counsel; and

                  (4) if the Notes to be issued are Original Issue Discount
            Notes, an Officers' Certificate setting forth the yield to maturity for the Notes or other information sufficient to compute amounts due on acceleration, or specifying the manner in which such amounts are to be determined, if such yield to maturity and other facts are not specified in the form of the Notes.

            (c) Subject to Section 7.02 hereof, the Trustee shall be fully protected in relying upon the documents delivered to it as provided above in connection with the issuance of any series of Notes.

            (d) The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or the Trustee in good faith shall determine that such action would expose the Trustee to liability to Holders of previously issued and outstanding Notes.

            (e) Each Note shall be dated the date of its authentication unless otherwise specified in the Officers' Certificate, Board Resolutions and/or supplemental indenture relating thereto.

            (f) The Notes of each series shall be issuable in definitive registered form without coupons and, except for any Global Note, in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Notes of any series, the Notes of such series, other than a Global Note, shall be issuable in denominations of $1,000 and any integral multiple thereof.

      Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

            (a) The Company shall maintain an office or agency where Notes of a particular series may be presented for registration of transfer or for exchange (the

      "Registrar") and an office or agency where Notes of that series may be presented for payment (a "Paying Agent"). The Registrar for a particular series of Notes shall keep a register of the holders of the Notes of that series and of their registration of transfer and exchange (the "Register"). The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Notes. The term "Paying Agent" includes any additional paying agent. The Company shall promptly notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. The Company may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article VIII) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder; provided that upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee may serve as Paying Agent for the Notes.

            (b) On or prior to each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such amount when so becoming due. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

      Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. An indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Subsidiaries, the Trustee, and any Agent from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. Upon the issuance of any replacement Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Section 2.05. Outstanding Notes.

                  (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

                           (i) Notes cancelled by the Trustee or delivered to it
                  for cancellation;

                           (ii) any Note which has been replaced pursuant to
                  Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

                           (iii) on or after the maturity date or any redemption
                  date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds in trust money sufficient to pay all amounts then due; provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provisions satisfactory to the Trustee shall have been made for giving such notice; and

                           (iv) solely to the extent provided in Article VIII,
                  Notes which are subject to legal defeasance or covenant defeasance as provided in Section 8.02 or 8.03.

                  (b) A Note does not cease to be outstanding because the Company, a Subsidiary or one of their Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

                  (c) In determining whether the holders of the requisite principal amount of outstanding Notes of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof, and (ii) Notes owned beneficially by the Company or any other obligor on the Notes with respect to which such determination is being made or any Affiliate of the Company or any Affiliate of any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned by the Company which have been pledged in good faith may be regarded as outstanding for such purpose if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer.

         Section 2.06. Temporary Notes. Until definitive Notes of any series are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a Company Order. Temporary Notes will be substantially in the form of definitive Notes of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by the execution and authentication of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

         Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or a Company Order. The Trustee shall deliver certification of all cancelled Notes to the Company and shall return cancelled Notes to the Company upon its written request therefor. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation.

         Section 2.08. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers, and the Trustee will use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and reliance may be placed only on the identification number printed on the Notes, and any such redemption or exchange shall not be affected by any defect or omission in such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

         Section 2.09. Global Notes; Transfer and Exchange.

                  (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Registrar to maintain the Register for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

                  (b) Each Global Note will be registered in the name of the Depositary or its nominee. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Notes in global form. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. So long as DTC is serving as the Depositary thereof, each Global Note will bear the DTC Legend.

                           (i) Each Global Note will be delivered to the Trustee
                  as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary except as set forth in Section 2.09(b)(iv).

                           (ii) Agent Members will have no rights under the
                  Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

                           (iii) If (A) the Depositary notifies the Company that
                  it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (B) the Company notifies the Trustee to effect such exchange, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount and registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.

                           (iv) Unless otherwise provided herein or in a Board
                  Resolution or Officers' Certificate establishing a series of Notes or in an indenture supplemental hereto, beneficial interests in a Global Note may not be exchanged for Certificated Notes.

                  (c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

                  (d) A Holder may transfer a Note of any series (or a beneficial interest therein) to another Person or exchange a Note of any series (or a beneficial interest therein) for another Note or Notes of any authorized denomination of the same series by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document reasonably required by the Trustee. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

                           (i) no transfer or exchange will be effective until
                  it is registered in such register, and

                           (ii) the Trustee will not be required (A) to issue,
                  register the transfer of or exchange any Note of any particular series during the period 15 days before the day of mailing of a note of redemption of Notes of that series to be redeemed or purchased, (B) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (C) if a redemption or a purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange such Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue) and will not be affected by notice to the contrary.

                  From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

                  No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

                  (e) If a beneficial interest in a Global Note of any particular series is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee will (A) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (B) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is so transferred to a Person who takes delivery in the form of an interest in another Global Note, or so exchanged for an interest in another Global Note, will, upon such transfer or exchange, cease to be an interest in such

         Global Note and become an interest in such other Global Note for as long as it remains such an interest.

                  (f) If a beneficial interest in a Global Note of any particular series is transferred or exchanged for a Certificated Note of the same series, the Trustee will (A) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (B) deliver one or more new Certificated Notes of such series in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

                  (g) If a Certificated Note of any particular series is transferred or exchanged for a beneficial interest in a Global Note of the same series, the Trustee will (A) cancel such Certificated Note,
         (B) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (C) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (h) If a Certificated Note of any particular series is transferred or exchanged for another Certificated Note of the same series, the Trustee will (A) cancel the Certificated Note being transferred or exchanged, (B) deliver one or more new Certificated Notes of such series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (C) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes of such series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (i) With respect to the Trustee,

                           (i) The Trustee shall have no responsibility or
                  obligation to any beneficial owner in a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                           (ii) The Trustee shall have no obligation or duty to
                  monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in the Global Note) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.10. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders, separately by series, and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on the Regular Record Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, separately by series, relating to such Interest Payment Date or request, as the case may be.

         Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes of any series, such installment of interest shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted interest (including any interest on such defaulted interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below.

                  (a) The Company may elect to make payment of any defaulted interest (including any interest on such defaulted interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such defaulted interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest, which shall not be more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payments of such defaulted interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, at least 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) Alternatively, the Company may make payment of any defaulted interest (including any interest on such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

         Section 2.12. Computation of Interest. Except as otherwise specified as contemplated by Section 2.01 for Notes of any series, any interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve, 30-day months.

                                  ARTICLE III.
                                   REDEMPTION

         Section 3.01. Method and Effect of Redemption.

                  (a) If the Company elects to redeem Notes of any series pursuant to the optional redemption provisions (if any) thereof, it must notify the Trustee of the redemption date, the redemption price and the principal amount of Notes of that series to be redeemed by delivering written notice at least 35 days before the redemption date (unless a shorter period is satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If fewer than all of the Notes of any series are being redeemed, the particular Notes to be redeemed shall be selected not more than 30 days prior to the redemption date by the Trustee, from the outstanding Notes of such series not previously called for redemption, by such method as may be specified by the terms of such Notes or, if no such method is so specified, by such method as the Trustee shall deem fair and appropriate. The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Except as otherwise provided as to any particular series of Notes, Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Notes of the series to be redeemed or any integral multiple thereof, except that if all of the Notes of the series are to be redeemed, the entire outstanding amount of the Notes of the series held by such Holder, even if not equal to the minimum authorized denomination for the Notes of that series, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  (b) Notice of redemption must be mailed by first-class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders at the address set forth in the most recent noteholder list described in Section 2.10 hereof whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date (unless the Trustee shall have agreed to a shorter period). The notice of redemption will identify the Notes (including CUSIP numbers) to be redeemed and will include or state the following:

                           (i) the redemption date;

                           (ii) the redemption price fixed in accordance with
                  the terms of the Notes of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "Redemption Price");

                           (iii) the place or places where Notes are to be
                  surrendered to the Paying Agent for redemption;

                           (iv) that Notes called for redemption must be so
                  surrendered to the Paying Agent in order to collect the Redemption Price;

                           (v) that, on the redemption date, the Redemption
                  Price will become due and payable on Notes called for redemption, and, unless the Company defaults in payment of the Redemption Price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

                           (vi) if less than all the outstanding Notes of any
                  series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

                           (vii) if any Note contains a CUSIP number, no
                  representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes; and

                           (viii) that the redemption is for a sinking fund, if
                  such is the case.

                           (ix) Once notice of redemption is sent to the
                  Holders, Notes called for redemption become due and payable at the Redemption Price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

         Section 3.02. Exclusion of Certain Notes From Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officers' Certificate as an Affiliate of the Company.

         Section 3.03. Deposit of Redemption Price. Prior to 10:00 a.m. E.S.T. on any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the

Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to pay the Redemption Price of, and (except if the redemption date shall be an Interest Payment Date, unless otherwise specified in or pursuant to the Board Resolutions or in the supplemental indenture executed in connection with the particular series of Notes) any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

                                  ARTICLE IV.
                                    COVENANTS

         Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes of such series (together with any additional amounts payable pursuant to the terms of such Notes) at the place or places, at the respective time or times and in the manner provided in such Notes and in this Indenture. Each installment of interest on any Note may at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.03, to the address of such Person as it appears on the Register or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear on the Register. At the option of the Company, all payments of principal may be paid by official bank check to the Holder of the Note or other Person entitled thereto against surrender of such Note.

         Section 4.02. Offices for Payments, Etc. The Company will maintain in the Borough of Manhattan, The City of New York, an agency where the Notes of each series may be presented for payment, an agency where the Notes of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 an agency where the Notes of each series may be presented for registration of transfer as is provided in this Indenture, which, in each case, initially shall be the Corporate Trust Office of the Trustee.

         The Company will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Trustee as its agency for each of said purposes.

         The Company may from time to time designate one or more additional agencies where the Notes of a series may be presented for payment, where the Notes of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Notes of that series may be presented for registration of transfer as provided in this Indenture, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agency provided for in the first paragraph of this Section 4.02. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

         Section 4.03. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee with respect to each series of Notes hereunder.

         Section 4.04. Paying Agents. Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                  (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes of such series in trust for the benefit of the holders of the Notes of such series or of the Trustee;

                  (b) that it will give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on the Notes of such series when the same shall be due and payable; and

                  (c) that at any time during the continuance of any such failure, upon the written request of the Trustee it will forthwith pay to the Trustee all sums so held in trust by such paying agent.

         The Company will, prior to each due date of the principal of or interest on the Notes of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

         If the Company shall act as its own paying agent with respect to the Notes of any series, it will, on or before each due date of the principal of or interest on the Notes of such series, set aside, segregate and hold in trust for the benefit of the holders of the Notes of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

         Notwithstanding anything in this Section to the contrary, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of one or more series of Notes, or for any other reason, pay, or cause to be paid, to the Trustee all sums held in trust by the Company or any Paying Agent, such sums to be held by the Trustee upon the same trusts and upon the same arrangement as those upon which such sums were held by the Company or such Paying Agent.

         Notwithstanding anything in this Section to the contrary, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 8.05.

         Section 4.05. Written Statement to Trustee. The Company shall deliver to the Trustee on or before May 15 in each year (beginning the May 15 after the first issuance of Notes under this Indenture) a written statement (which need not comply with Section 13.05 hereof), signed by two of its Officers, one of which shall be the principal executive, principal financial or principal accounting officer to the Company, stating that in the course of the performance of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, without regard to notice requirements or periods of grace, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

           The Company shall deliver to a Responsible Officer of the Trustee, as soon as possible and in any event within 10 Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, in each case, under clauses (d), (e) or (f) of Section 6.01 hereof, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

         Section 4.06. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and
(b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE V.
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         Section 5.01. Company May Consolidate, Merge, Etc., on Certain Terms. The Company covenants that it will not merge or consolidate into or convey, transfer or lease all or substantially all of its assets to any Person, unless
(i) either, in the case of a merger, the Company shall be the surviving corporation, or the Person into which the Company is merged or which acquires all or substantially all the assets of the Company (if other than the Company) shall expressly assume the due and punctual payment of the principal of and interest on all the Notes of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or Person, and (ii) the Company or such surviving corporation or Person, as the case may be, shall not, immediately after such merger or consolidation, or such conveyance, transfer or lease, be in Default in the performance of any such covenant or condition.

         Section 5.02. Successor Company Substituted. In case of any such consolidation, merger, conveyance, transfer or lease, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes, which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease), the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

         Section 5.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be provided with an Opinion of Counsel, prepared in accordance with Section 13.05, as conclusive evidence that any such consolidation, merger, conveyance, sale or lease, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                  ARTICLE VI.
                              DEFAULT AND REMEDIES

         Section 6.01. Events of Default. An "Event Of Default" occurs with respect to Notes of any particular series, unless it is specifically deleted or modified in the Officers' Certificate, Board Resolutions and/or supplemental indenture (if any) in respect of such series, and in addition to any other events which may be specified as Events of Default in the Officers' Certificate, Board Resolutions and/or supplemental indenture (if any) in respect of such series, if:

                  (a) the Company or any Subsidiary Guarantor defaults in the payment of the principal of or premium, if any, on any Note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

                  (b) the Company or any Subsidiary Guarantor defaults in the payment of interest on any Note of such series when the same becomes due and payable (whether or not prohibited by the subordination provisions of this Indenture), and the default continues for a period of 30 days;

                  (c) the Company defaults in the payment of any sinking fund installment, when and as due by the terms of a Note of that series, and the default continues for a period of 30 days;

                  (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company contained in the Notes of such series, in the Guarantees or in this Indenture (other than a default specified in (a) or (b) above) and the default or breach continues for a period of 60 consecutive days after written notice to the Company or such Subsidiary Guarantor by the Trustee or to the

         Company or such Subsidiary Guarantor and the Trustee by the Holders of 25% or more in principal amount of the Notes of such affected series then outstanding;

                  (e) the acceleration of the maturity, or failure to make any payment when due at the final maturity, of any other Indebtedness of the Company, any Subsidiary Guarantor or any Restricted Subsidiary having an outstanding principal amount of $15 million or more individually or in the aggregate;

                  (f) judgments or orders for the payment of money in an aggregate amount in excess of $15 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) having been rendered against the Company, any Subsidiary Guarantor or any Restricted Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

                  (g) a Guarantee by a Subsidiary Guarantor shall cease to be in full force and effect (other than a release of a Guarantee in accordance with this Indenture or any supplemental indenture) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

                  (h) there has been an entry of a decree or order by a court having jurisdiction in the premises adjudging the Company, any Subsidiary Guarantor or any Restricted Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company, any Subsidiary Guarantor or any Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

                  (i) the Company, any Subsidiary Guarantor or any Restricted Subsidiary institute proceedings to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any Restricted Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due (an event of default specified in clause
         (g) or (h) a "Bankruptcy Default").

         Section 6.02. Acceleration.

                  (a) If an Event of Default (other than a Bankruptcy Default) with respect to the Notes of any series occurs and is continuing under the Indenture, unless the principal of all the Notes of such series have already become due and payable, the Trustee or the Holders of at least 25% in principal amount of the Notes of such series then outstanding

         (each such series voting as a separate class), by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable (or if the Notes of such series are Original Discount Notes, such portion of the principal amount as may be specified in the terms of such series). Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued interest on all Notes of each series then outstanding (or if the Notes of such series are Original Discount Notes, such portion of the principal amount as may be specified in the terms of such series) will, unless the principal of all the Notes of such series shall have already become due and payable, become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) At any time after such a declaration of acceleration with respect to the Notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                           (i) the Company has paid or deposited with the
                  Trustee a sum sufficient to pay:

                                    (A) all overdue interest on all the Notes of
                           such series;

                                    (B) the principal of, and premium, if any,
                           on any of the Notes of such series which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Notes;

                                    (C) to the extent that payment of such
                           interest is lawful and applicable, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Notes; and

                                    (D) all sums paid or advanced by the Trustee
                           under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                           (ii) such rescission would not conflict with any
                  judgment or decree of a court of competent jurisdiction; and

                           (iii) all Events of Default with respect to the Notes
                  of such series, other than the non-payment of the principal of, and interest on, such Notes which have become due solely by such declaration of acceleration, have been cured or waived or otherwise remedied in accordance with the provisions of this Indenture.

         Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes of any series because an Event of Default shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the Holders of such Notes or a trustee, fiduciary or agent for such Holders within 30 days after such declaration of acceleration in respect of the Notes of any series, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

         For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Notes shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Notes shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Notes.

         Section 6.03. Other Remedies. If an Event of Default occurs, has not been waived, and is continuing with respect to the Notes of any series, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding.

         Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, any Event of Default arising therefrom will be deemed to have been cured and each of the Company, the Subsidiary Guarantors, if any, the Trustee and the Holders of the Notes will be restored to their former positions and rights hereunder; provided, however, that no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes of a particular series (or if more than one series is affected, of all such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may, however, refuse to follow any such direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of such series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

      Section 6.06. Limitation on Suits. A Holder may not pursue any proceeding, judicial or otherwise, or the appointment of a receiver or trustee, or any other remedy under the Indenture or the Notes of the applicable series, unless:

            (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

            (b) Holders of at least 25% in principal amount of then outstanding Notes of the series in respect of which the Event of Default has occurred have made written request to the Trustee to pursue a remedy in respect of the Event of Default;

            (c) such Holders have offered and, if requested, provided to the Trustee indemnity and security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to pursue any such remedy; and

            (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction that is inconsistent with such written request.

      The foregoing limitations do not apply to the right of any Holder to receive payment of principal of, premium, if any, or interest on any series of Notes or to bring suit for the enforcement of any payment on or after the due date, which right shall not be impaired or affected without the consent of the Holder.

      No Holder of any series of Notes may use this Indenture to affect, disturb or prejudice the rights of another Holder of Notes of that series or to obtain a preference or priority over another Holder of Notes of that series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

      Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything herein to the contrary, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

      Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing with respect to the Notes of any series, upon the demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of any affected series of Notes the premium, if any, and interest remaining unpaid on the Notes of that series then outstanding, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder. If the

Company fails to pay such amount upon demand by the Trustee, the Trustee will be empowered to recover judgment in its own name and as trustee of an express trust the sums so due and payable.

      Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, the Subsidiary Guarantors, if applicable, or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10. Priorities. If the Trustee collects any money with respect to Notes of any series pursuant to this Article, it shall pay out the money in the following order:

            (a) First, to the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 7.07;

            (b) Second, in accordance with the subordination provisions, if any, of the Notes of such series;

            (c) Third, in case the principal of the Notes of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Notes of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Notes) specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

            (d) Fourth, in case the principal of the Notes of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes of such series for principal and interest, with interest upon the overdue principal, and (to the extent such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Notes) specified in the Notes of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal and interest, without preference or priority of principal over interest or yield to maturity, or of interest or yield to maturity over principal, or of any installment of interest over any other installment of interest, or of any Notes of such series over any other Notes of such series, ratably to the aggregate of such principal and accrued and unpaid interest or yield to maturity; and

            (e) Fifth, to the Company or such other Person as a court of competent jurisdiction may direct.

      The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

      Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

      Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, all parties to this Indenture agree, and each Holder shall be deemed to have agreed, that a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal, premium, if any, and interest on any Note of any series on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of any series.

      Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of lost, destroyed or wrongfully taken Notes of any series in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

      Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      Section 6.15. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Subsidiary Guarantors, if any, covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes of any series as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as if no such law had been enacted.

                                  ARTICLE VII.
                                   THE TRUSTEE

      Section 7.01. General.

            (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

            (b) Except during the continuance of an Event of Default with respect to the Notes of any series, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture that are adverse to the Trustee. In case an Event of Default has occurred and is continuing with respect to the Notes of any series, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

      Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act
Section 315(a) through (d):

            (a) In the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section 13.05, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of any series of Notes, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of any series of Notes in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            (f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (h) The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. The Trustee is, however, subject to Trust Indenture Act Section 311. For purposes of Trust Indenture Act Sections 311(b)(4) and (6):

            (a) "Cash Transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

            (b) "Self-Liquidating Paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

      Section 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes of any series, (ii) is not accountable for the Company's use or application of the proceeds from the Notes of any series, and (iii) is not responsible for any statement in the Notes of any series other than its certificate of authentication.

      Section 7.05. Notice of Default. If any Default or Event of Default occurs and is continuing with respect to the Notes of any series, and if it is known to the Trustee, the Trustee will send notice of the uncured Default to each Holder of the Notes of such series within five days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any such Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c); and provided further that in the case of any Default of the character specified in Section 6.01(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. Except in the case of an Event of Default resulting from nonpayment on any Note, the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

      Section 7.06. Reports by Trustee to Holders. The Trustee shall transmit to each Holder such reports concerning, among other things, the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Sections 313(b)(2) and 313(c) of the Trust Indenture Act. A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes of any series are listed. The Company shall notify the Trustee in writing if the Notes of any series become listed on any stock exchange or any delisting thereof.

      Section 7.07. Compensation and Indemnity.

            (a) The Company and the Subsidiary Guarantors, if applicable, jointly and severally, will pay the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company and the Subsidiary Guarantors, if applicable, will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and other such professionals as the Trustee deems necessary, advisable or appropriate, except any such expense as shall be determined to have been caused by its own negligence or willful misconduct.

            (b) The Company and the Subsidiary Guarantors, if applicable, will jointly and severally indemnify the Trustee and any predecessor Trustee (which for purposes of this Section 7.07 shall include its officers, directors, employees, agents and shareholders) for, and hold it harmless against, any and all loss, damage, claim or liability or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes of each series, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and any such Notes. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) and (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

            (c) The obligations of the Company and the Subsidiary Guarantors, if applicable, under this Section shall not be subordinated to the payment of Senior Indebtedness pursuant to Article XI hereof and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company's and the Subsidiary Guarantors', if applicable, payment obligations in this Section, the Trustee will have a lien prior to the Notes of each series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes of any series.

      Section 7.08. Replacement of Trustee.

            (a) (i) The Trustee may resign at any time by written notice to the Company.

                  (i) The Holders of a majority in aggregate principal amount of the outstanding Notes of all series for which any one Trustee is acting as Trustee (voting as a single class) may remove such Trustee by written notice to the Company and the Trustee.

                  (ii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (iii) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

      A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes of all series for which the Trustee was acting as Trustee (voting as a single class) may appoint a successor Trustee for all such series with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes of all series for which such Trustee was acting as Trustee (voting as a single class) may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will upon payment of charges hereunder transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee will mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

            (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

            (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

      Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

      Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and (b) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

      Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article XI.

                                 ARTICLE VIII.
                            DEFEASANCE AND DISCHARGE

      Section 8.01. Discharge of Company's Obligations.

            (a) Subject to paragraph (b) of this Section 8.01, the Company's obligations under any series of Notes and this Indenture will terminate if:

                  (i) all Notes of such series previously authenticated and
            delivered (other than (A) destroyed, lost or stolen Notes of such series that have been replaced or (B) Notes of such series that are paid pursuant to Section 4.01 or (C) Notes of such series for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or the Notes of such series not theretofore delivered to the Trustee have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

                  (ii) the Company irrevocably deposits in trust with the
            Trustee, as trust funds solely for the benefit of the Holders of such Notes, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; and

                  (iii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (iv) the Company delivers to the Trustee an Officers'
            Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have occurred.

            (b) After satisfying the conditions in clause (i), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (ii), only the Company's obligations in Article II, Sections 4.01, 4.02, 7.07, 7.08 and this Article VIII, and the rights, powers, trusts, duties and immunities of the Trustee hereunder will survive such satisfaction and discharge. In either case, upon request, the Trustee will acknowledge in writing the discharge of the Company's obligations under the Notes of such series and the Indenture other than the surviving obligations.

      Section 8.02. Legal Defeasance. Unless this Section 8.02 is otherwise specified to be inapplicable to Notes of any series pursuant to Section 2.01(1), after the 91st day following the deposit referred to in clause (a) of this
Section 8.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes of such series and the Indenture (as it relates to the Notes of such series), other than its obligations in
Article II, Sections 4.01, 4.02, 7.07, 7.08, and this Article VIII and the rights, powers, trusts, duties and immunities of the Trustee hereunder, provided the following conditions have been satisfied:

            (a) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Notes of such series, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on the Notes of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

            (b) No Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing on the date of the deposit.

            (c) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

            (d) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have occurred.

            (e) The Company has delivered to a Responsible Officer of the
      Trustee:

                  (i) an Opinion of Counsel stating either that (A) the Company has received from or there has been published by the Internal Revenue Service a ruling or (B) there has been a change in law after the date of this Indenture to the effect that the Holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case, and

                  (ii) an Opinion of Counsel to the effect that after the
            passage of 91 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

            (f) Such defeasance shall not cause the Trustee to have a conflicting interest, as determined by the Trustee, with respect to any securities of the Company.

      Prior to the end of the 91-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, upon request, the Trustee will acknowledge in writing the discharge of the Company's obligations under the Notes of such series and the Indenture (as it relates to the Notes of such series) except for the surviving obligations set forth in this Section 8.02.

      Section 8.03. Covenant Defeasance. Unless this Section 8.03 is otherwise specified to be inapplicable to the Notes of any series pursuant to Section 2.01(1), after the 91st day following the deposit referred to in clause (a) of
Section 8.02, the Company's obligations set forth in Article V will terminate, and clauses (c), (d), (e), (f), (g) and (h) of Section 6.01 will no longer constitute Events of Default, provided the Company has complied with Section
8.02. Notwithstanding the foregoing, for purposes of this Section 8.03, the Opinion of Counsel required pursuant to Section 8.02(e)(i) does not need to be based upon either an Internal Revenue Service ruling or a change in law after the date of this Indenture.

      Except as specifically stated in this Section 8.03, none of the Company's obligations under the Indenture will be discharged as a result of covenant defeasance pursuant to this Section 8.03.

      Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest on the series of Notes for which such deposit was made in accordance with the Notes of such series and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

      Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 or 8.03, the Trustee will promptly pay to the Company upon request any excess money or U.S. Government Obligations held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money or U.S. Government Obligations held for payment with respect to the Notes of any series that remains unclaimed for two years; provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

      Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to
Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture (with respect to the applicable series of Notes) and the Notes of the applicable series will be reinstated as if no such deposit in trust had been made. If the Company makes any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government obligations held in trust.

                                  ARTICLE IX.
                             SUPPLEMENTAL INDENTURES

      Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, if any, and when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another corporation to the Company or any Subsidiary Guarantor and the assumption by such successor of the covenants of the Company herein and in the Notes;

            (b) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of all or any series of Notes (and, if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

            (c) to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Notes, stating that such Events of Default are expressly being included solely to be applicable to such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the series of Notes to which such additional Events of Default apply to waive such default;

            (d) to change or eliminate any restrictions on the payment of principal (or premium, if any) of Notes, provided that any such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect;

            (e) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Note of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

            (f) to establish the form or terms of Notes of any series as permitted by Section 2.01;

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

            (h) to add to the provisions of this Indenture relating to the Guarantees, including additional subordination provisions;

            (i) to reflect the addition or release of any Subsidiary Guarantor, as provided for by this Indenture;

            (j) to provide for uncertificated outstanding Notes in addition to or in the place of outstanding Notes;

            (k) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes pursuant to Sections 8.01, 8.02 or 8.03; provided that any such action shall not adversely affect the interests of the Holders of Notes of such series or any other series of Notes in any material respect;

            (l) to cure any ambiguity or omission, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provisions of this Indenture; provided such other provisions shall not adversely affect the interests of the Holders of Notes of any series in any material respect;

            (m) to secure the Notes;

            (n) to make any changes that would provide any additional rights or benefits to Holders of Notes or that do not adversely affect the rights of any such Holder in any material respect;

            (o) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

            (p) to provide for the conversion rights of Holders of Notes in certain events such as an amalgamation, consolidation, merger or sale of all or substantially all of the assets of the Company; or

            (q) to reduce the conversion price, if applicable, of any series of Notes.

      Section 9.02. Supplemental Indentures with Consent of Holders.

            (a) Except as provided in Section 9.01, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such supplemental indenture, by act of such Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, the Subsidiary Guarantors, if any and when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

                  (i) reduce the percentage of principal amount of outstanding
            Notes whose Holders may consent to an amendment, supplement or waiver;

                  (ii) reduce the rate or change the time or times for payment of interest, including default interest, on any outstanding Note;

                  (iii) reduce the principal amount of any Note or change the
            Maturity Date of the Notes;

                  (iv) reduce the redemption price, including premium, if any, payable upon redemption of any Note or change the time or times at which any Note may or shall be redeemed;

                  (v) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Note;

                  (vi) make any Note payable in money other than that stated in the Note;

                  (vii) impair the right to institute suit for the enforcement of principal of, premium, if any, or interest on any Note; or

                  (viii) make any change in the percentage of principal amount of Notes necessary to amend or waive compliance in Section 6.04 or
            Section 6.07 or in this sentence of this Section 9.02.

            (b) In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination of any Notes that adversely affects the rights of the Holders of the outstanding Notes of such series will require the consent of the Holders of at least 75% in aggregate principal amount of outstanding Notes of such series then outstanding.

            (c) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            (d) A supplemental indenture that changes or eliminates any covenant or other provisions of this Indenture that has expressly been included solely for the benefit of one or more particular series of Notes, or that modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

            (e) After an amendment, modification or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendments, modification or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, modification, supplemental indenture or waiver.

      Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article (other than Section 9.01(f)) or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with and, subject to Section 7.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid, legal and binding obligation of the Company and any Subsidiary Guarantor enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws or foreign governmental actions affecting the enforcement of creditors' rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a supplemental indenture executed pursuant to Section 9.01, that the Trustee is authorized to execute and deliver such supplemental indenture without the consent of the Holders and, in connection with a supplemental indenture executed pursuant to Section 9.02, that the requisite consents of the Holders have been validly obtained in accordance with
Section 9.02 hereof. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a series of Notes affected by the supplemental indenture theretofore or thereafter authenticated and delivered under this Indenture shall be bound by the supplemental indenture.

      Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

      Section 9.06. Reference in Notes to Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes of such series.

                                   ARTICLE X.
                                  SINKING FUNDS

      Section 10.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of a series except as otherwise specified pursuant to Section 2.01 for Notes of such series. The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Notes of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 10.02. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of such Notes.

      Section 10.02. Satisfaction of Sinking Fund Payments with Notes. In lieu of making all or part or any mandatory sinking fund payment in cash, the Company may deliver outstanding Notes of a series (other than any previously called for redemption) and may apply as a credit Notes of a series that have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case, in satisfaction of all or any part of any sinking fund payment with respect to such Notes of such series required to be made pursuant to, and as provided for by, their terms; provided that such Notes have not been previously so credited. Such Notes shall be received and credited for such purpose by the Trustee at the redemption price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

      Section 10.03. Redemption of Notes for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Notes (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate of such entity specifying the amount of the next sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by delivering and crediting Notes of that series pursuant to Section 10.02 and the basis for any such credit and, prior to or concurrently with the delivery of such Officers' Certificate, also will deliver to the Trustee any Notes to be credited and not theretofore delivered to the Trustee. Not less than 45 days (unless a shorter period shall be satisfactory to the Trustee) before each sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 3.01 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.01. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Sections 3.01 and 3.02.

                                  ARTICLE XI.
                             SUBORDINATION OF NOTES

      Section 11.01. Applicability of Article; Agreement to Subordinate Notes to Senior Indebtedness. In the event a series of Notes is designated as subordinated pursuant to Section 2.01 ("Subordinated Notes") and except as otherwise provided in a supplemental indenture or pursuant to Section 2.01, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on each and all of the Subordinated Notes is hereby expressly subordinated, to the extent and in the manner set forth in this Article, in right of payment to the prior payment in full of all Senior Indebtedness.

            This Article XI shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

      Section 11.02. No Payment on Subordinated Notes in Certain Circumstances.

            Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof, premium, if any, interest thereon and other amounts due thereon shall first be paid in full, no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, interest on or other amounts owing on the Subordinated Notes (except that, subject to applicable law, Holders may receive Subordinated Securities of the Company).

            Upon the happening of any default in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness (a "Payment Default"), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, interest on or other amounts owing on the Subordinated Notes.

            Upon the happening of any default or event of default (other than a Payment Default) (including any event which with the giving of notice or the lapse of time or both would become an event of default and including any default or event of default which would result upon any payment with respect to the Subordinated Notes) with respect to any Designated Senior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement or other document under which it is outstanding, then upon written notice thereof given to the Company and the Trustee by a holder or holders of any such Designated Senior Indebtedness or their representative ("Payment Notice"), no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, interest on or other amounts owing on the Subordinated Notes during the period (the "Payment Blockage Period") commencing on the date of such receipt of such Payment Notice and ending on the earlier of
(i) the date, if any, on which such default is cured or waived or ceases to exist or (ii) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged, provided, however, that no default or event of default (other than a Payment Default) shall prevent the making of any payment for more than 179 days after the Payment Notice shall have been given. Notwithstanding the foregoing, (i) not more than one Payment Notice shall be given within a period of 360 consecutive days, (ii) no event of default which existed or was continuing on the date of any Payment Notice shall be made the basis for the giving of a subsequent Payment Notice unless all such events of default shall have been cured or waived for a period of at least 180 consecutive days after such date, and (iii) if the Company or the Trustee receives any Payment Notice, a similar notice relating to or arising out of the same default or facts giving rise to such default (whether or not such default is on the same issue of Designated Senior Indebtedness) shall not be effective for purposes of this paragraph.

            The Company shall resume payments of principal of, premium, if any, and interest on the Subordinated Notes (i) in the case of a Payment Default, upon the date such Payment Default is cured or waived by the holders of Senior Indebtedness to which such Payment Default relates and (ii) in the case of a default or event of default (other than a Payment Default) with respect to Designated Senior Indebtedness, on the earlier of (A) the date such default or event of default is cured or (B) the expiration of the Payment Blockage Period with respect thereto if, in the case of this clause (B), this Article XI otherwise does not prohibit such payment.

            In furtherance of the provisions of Section 11.01, in the event that, notwithstanding the foregoing provisions of this Section 11.02, any payment (other than a payment in the form of Subordinated Securities) with respect to the principal of, premium, if any, or interest on the Notes shall be made by or on behalf of the Company, and received by the Trustee, by any Holder or by any such Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 11.02, then, unless and until such payment is no longer prohibited by this Section 11.02, such payment (subject to the provisions of Sections 11.06 and 11.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of and shall be immediately paid over to the holders of Senior Indebtedness or their representative, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

            The provisions of this Section 11.02 shall not modify or limit in any way the application of Section 11.03.

            The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Subordinated Notes to the Senior Indebtedness or the application of the other provisions provided in this Article XI.

      Section 11.03. Subordinated Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company.

            In the event of any Insolvency or Liquidation Proceeding with respect to the Company, all amounts payable in respect of any Senior Indebtedness shall first be paid in full before the Holders of Subordinated Notes are entitled to receive any direct or indirect payment or distribution of any cash, property or securities (other than Subordinated Securities of the Company) on account of principal of or interest on the Subordinated Notes or any other payment with respect to the Notes.

            The holders of Senior Indebtedness shall be entitled to receive directly, for application to the payment of Senior Indebtedness (to the extent necessary to pay in full all Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such Insolvency or Liquidation Proceedings, after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities (other than Subordinated Securities of the Company), including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Notes which may be payable or deliverable in respect of the Subordinated Notes in any such Insolvency or Liquidation Proceeding.

            In the event that, notwithstanding the foregoing provisions of this
Section 11.03, the Trustee or any Paying Agent or the Holder of any Subordinated Note shall have received any payment from or distribution of assets of the Company or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Subordinated Notes, whether in cash, property or securities (other than Subordinated Securities of the Company), including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Notes, before all Senior Indebtedness (whether or not due including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding) is paid in full, then and in such event such payment or distribution shall be received and held in trust by the Trustee, any such Paying Agent or Holder for and shall be paid over to the holders of Senior Indebtedness (to the extent necessary to pay in full all such Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest thereon, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding), after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.

            The Company shall give prompt written notice to the Trustee of any Insolvency or Liquidation Proceeding with respect to it.

      Section 11.04. Holders of Subordinated Notes to be Subrogated to Rights of Holders of Senior Indebtedness.

            After all amounts payable under or in respect of Senior Indebtedness (whether or not due) are paid in full, the Holders of Subordinated Notes shall be subrogated (without any duty on the part of the holders of Senior Indebtedness to warrant, create, effectuate, preserve or protect such subrogation), to the extent of the payments or distributions made to the holders of Senior Indebtedness pursuant to the provisions of this Article XI (equally and ratably with the holders of all other indebtedness of the Company which by its express terms is subordinate and subject in right of payment to Senior Indebtedness to substantially the same extent as the Subordinated Notes are so subordinate and subject in right of payment and which is entitled to like rights of subrogation), to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness, until the principal of, and premium, if any, and interest on the Subordinated Notes shall be paid in full. For the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Subordinated Notes, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of Subordinated Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

      Section 11.05. Obligations of the Company Unconditional.

            Nothing contained in this Article XI or elsewhere in this Indenture or in any Subordinated Note is intended to or shall impair, as between the Company and the Holders of the Subordinated Notes, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Subordinated Notes the principal of and premium, if any, and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall effect the relative rights of the Holders of Subordinated Notes and creditors of the Company, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder of any Subordinated Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

      Section 11.06. Entitled to Assume Payments Not Prohibited in Absence of Notice.

            The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes, unless and until the Trustee or any Paying Agent shall have received written notice from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects conclusively to assume that no such facts exist. Nothing in this Section 11.06 is intended to or shall relieve any Holder of Subordinated Notes from the obligations imposed under Sections 11.02 and 11.03 with respect to money or other distributions received in violation of the provisions thereof.

      Section 11.07. Application by Trustee of Assets Deposited With It.

            All money and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 shall be for the sole benefit of the Holders and shall not be subject to this Article XI. Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of, premium, if any, or interest on any Subordinated Notes shall be subject to the provisions of this Article XI; provided that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of the principal of (and premium, if any, of interest on any Subordinated Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The preceding sentence shall be construed solely for the benefit of the Trustee and each Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness.

      Section 11.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

            No right of any present or future holder of any Senior Indebtedness to enforce the subordination provisions in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Subordinated Notes.

      Section 11.09. Holders Authorize Trustee to Effectuate Subordination of Subordinated Notes.

            Each Holder of Subordinated Notes by his acceptance thereof (a) authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and to protect the rights of the Holders of Subordinated Notes pursuant to this Indenture, and (b) appoints the Trustee his attorney-in-fact for such purpose, including in the event of any Insolvency or Liquidation Proceeding with respect to the Company, the timely filing of a claim for the unpaid balance of his Subordinated Notes in the form required in such proceeding and the causing of such claim to be approved. If the Trustee shall not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative shall have the right to file an appropriate claim for and on behalf of the Holders of Subordinated Notes. Nothing herein contained shall be deemed to authorize the Trustee or any holder of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Subordinated Notes any plan of reorganization, arrangement, adjustment or composition affecting the Subordinating Notes or the rights of any Holder of Subordinated Notes, or to authorize the Trustee or any holder of Senior Indebtedness or their representative to vote in respect of the claim of any Holder of Subordinated Notes in any such proceeding.

      Section 11.10. Right of Trustee to Hold Senior Indebtedness.

            The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

      Section 11.11. Article Eleven Not to Prevent Events of Default.

         The failure to make a payment of principal of, premium, if any, or interest on the Subordinated Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default.

         Section 11.12. Payment.

         A payment with respect to a Subordinated Note or with respect to principal of or interest on a Subordinated Note shall include, without limitation, payment of, principal of, premium, if any, and interest on any Subordinated Note, any depositing of funds under Article VIII, any payment on account of any mandatory or optional repurchase or redemption of any Subordinated Note (including payments pursuant to Article III) and any payment or recovery on any claim and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Subordinated Note, provided that any such payment, deposit, other payment or recovery (a) not prohibited pursuant to this Article XI at the time actually made shall not be subject to any recovery by any holder of Senior Indebtedness or representative therefor or other Person pursuant to this Article XI at any time thereafter and (b) made by or from any Person other than the Company shall not be subject to any recovery by any holder of Senior Indebtedness or representative therefor or other Person pursuant to this Article XI at any time thereafter except to the extent such Person recovers any such amount paid from the Company, whether pursuant to rights of indemnity, rescission or otherwise.

         Section 11.13. Trustee Not Fiduciary for Holders of Senior
Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled to by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

         Nothing in this Article shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                                  ARTICLE XII.
                              SUBSIDIARY GUARANTEES

         Section 12.01. Unconditional Guarantees.

                  (a) If any Notes of or within a series are specified to be guaranteed by the Subsidiary Guarantors, then each of the Subsidiary Guarantors hereby fully and unconditionally guarantees, jointly and severally, to each Holder of any such Note which is authenticated and delivered by the Trustee and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest, and including any additional interest required to be paid according to the terms of any such Note), if any, on each such Note, and the due and punctual payment of any sinking fund payment (or analogous obligation), if any, provided for with respect to any such Note, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Company hereunder (the "Guarantor Obligations"). In case of the failure of the Company or any successor thereto punctually to pay any such principal, premium, interest or sinking fund payment, each of the Subsidiary Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Company.

                  (b) Each of the Subsidiary Guarantors hereby agrees that its Guarantor Obligations hereunder shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of any such Note or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any such Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of its obligations contained in any such Note and in its Guarantee.

                  (c) If the Trustee or the Holder of any Note is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, the related Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

                  (d) Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders of the Notes of a series against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Notes or this Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on all Notes of such series shall have been indefeasibly paid in full.

         Section 12.02. Execution and Delivery of Guarantees.


                  (a) To evidence the Guarantees with respect to Notes of or within any series that are specified to be guaranteed by the Subsidiary Guarantors, each of the Subsidiary Guarantors hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.01, to be endorsed on each Note of such series authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of such Subsidiary Guarantor by two Officers. The signature of any of these Officers on the Guarantees may be manual or facsimile.

                  (b) Any Guarantee bearing the manual or facsimile signatures of the individuals who were the proper Officers of any Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Notes upon which such Guarantee are endorsed or did not hold such offices at the date of such Notes.

                  (c) The delivery of any Notes by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in this Article XII shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         Section 12.03. Limitation of Guarantor's Liability. Each of the Subsidiary Guarantors, and by its acceptance of a Note each Holder, hereby confirms that it is the intention of all such parties that in no event shall any Guarantor Obligations under the Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the Guarantor Obligations of any Subsidiary Guarantor in respect of the Notes of any series would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of such Subsidiary Guarantor under its Guarantee in respect of the Notes of such series shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

         Section 12.04. Subordination of Guarantees. If any Notes of or within a series specified to be guaranteed by the Subsidiary Guarantors are Subordinated Notes, then each of the Subsidiary Guarantors hereby agrees that the Guarantees are subordinated to the same extent and subject to the same terms, conditions, restrictions and limitations as apply to the Company with respect to the Subordinated Notes in Article XI of this Indenture.

                                 ARTICLE XIII.
                                  MISCELLANEOUS

         Section 13.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         Section 13.02. Noteholder Communications; Noteholder Actions.

                  (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company, the Subsidiary Guarantors and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company, the Subsidiary Guarantors, nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                  (b) Any request, demand, authorization, direction, notice, consent to amendment, modification or waiver or other action provided by this Indenture to be given or taken by a Holder (an "Act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the Person executing it, may be proved in any manner that the Trustee deems sufficient.

                  (c) The Trustee may make reasonable rules for action by or at a meeting of Holders of any one or more series of Notes, which will be binding on all the Holders of such Notes.

                  (d) The ownership of Notes shall be proved by the Register.

                  (e) Any Act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to Section 13.02(f), a Holder may revoke an Act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the Act becomes effective.

                  (f) The Company or any Subsidiary Guarantor may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to Act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to Act, or to revoke any previous Act, whether or not those Persons continue to be Holders after the record date. No Act will be valid or effective for more than 90 days after the record date.

         Section 13.03. Notices.

                  (a) Any notice or communication to the Company or any Subsidiary Gurantor will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee will be deemed given if in writing (i) when delivered in person, or (ii) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

                  if to the Company or any Subsidiary Guarantor:

                  Giant Industries, Inc.
                  23733 N. Scottsdale Road
                  Scottsdale, Arizona 85255
                  Fax:  (480) 585-8893
                  Attention:  Chief Financial Officer and General Counsel

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 8 West
                  New York, New York 10286
                  Fax:  (212) 815-5707

                  Attention:  Corporate Trust Administration

         The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its last address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company or any Subsidiary Guarantor, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

                  (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under the Indenture, the Company or such Subsidiary Guarantor will furnish to a Responsible Officer of the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that all such conditions precedent have been complied with.

         Section 13.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in the Indenture must include:

                  (a) a statement that each Person signing the Officers' Certificate or Opinion of Counsel has read the covenant or condition and the related definitions;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the Officers' Certificate or Opinion of Counsel is based;

                  (c) a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         Section 13.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         Section 13.07. Governing Law; Waiver of Jury Trial. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws thereof. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

         Section 13.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any

Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

         Section 13.09. Successors. All agreements of the Company and the Subsidiary Guarantors in the Indenture, the Notes and the Guarantees, as the case may be, will bind their respective successors. All agreements of the Trustee in the Indenture will bind its successor.

         Section 13.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 13.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 13.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

         Section 13.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                                      * * *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                       COMPANY:
                                       GIANT INDUSTRIES, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


                                       SUBSIDIARY GUARANTORS:
                                       GIANT INDUSTRIES ARIZONA, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       CINIZA PRODUCTION COMPANY

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       GIANT STOP-N-GO OF NEW MEXICO, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       GIANT FOUR CORNERS, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       PHOENIX FUEL CO., INC.



                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       SAN JUAN REFINING COMPANY

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       GIANT MID-CONTINENT, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       GIANT PIPELINE COMPANY

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       GIANT YORKTOWN, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       GIANT YORKTOWN HOLDING COMPANY

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


                                       TRUSTEE:

                                       THE BANK OF NEW YORK

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITORY FOR THE CERTIFICATES), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.